UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2011

Avanir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15803	33-0314804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Enterprise, Suite 200, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2011, the Compensation Committee of the Board of Directors of Avanir Pharmaceuticals, Inc. (the “Company”) approved (i) annual increases in the base salaries for those officers identified below and (ii) the payment of annual cash bonus awards for fiscal 2011 for the same officers. Salary increases were effective as of October 1, 2011, which was the start of the current fiscal year.

Name	Title	New Salary	Bonus Payment
Keith A. Katkin	President and Chief Executive Officer	$505,716	$185,925
Randall E. Kaye, M.D.	Senior Vice President and Chief Medical Officer	$357,000	$118,475
Christine G. Ocampo	Vice President, Finance	$224,562	$57,173

In addition, subject to achievement of certain Company performance goals in fiscal year 2012, the Compensation Committee approved additional salary increases of $24,790, $2,625 and $12,109 for Mr. Katkin, Dr. Kaye and Ms. Ocampo, respectively.

The Compensation Committee aims to set executives’ base salaries at levels near the 50th percentile, with a minimum of the 25th percentile, of salaries of executives with similar roles as compared to the Company’s peer group. The Compensation Committee retains the services of an external compensation consultant, Radford, a division of AON (“Radford”), to provide benchmarking data with the Company’s peers for executive compensation pay and design. A more complete discussion of the peer group and the rationale for the compensation actions will be included in the Compensation Discussion & Analysis to be filed with the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders.

The following table shows the base salaries for those officers for fiscal 2012, after giving effect to salary increases effective as of October 1, 2011, as well as the average salaries in the Company’s peer group at the 25th, 50th and 75th percentiles.

			Base Salary – Market Data(2)
Name	Title	Fiscal 2012 Base Salary(1)	25th Percentile	50th Percentile	75th Percentile
Keith A. Katkin	President and Chief Executive Officer	$505,716	$504,800	$560,400	$652,700
Randall E. Kaye, M.D.	Senior Vice President and Chief Medical Officer	$357,000	$319,700	$349,200	$372,400
Christine G. Ocampo	Vice President, Finance	$224,562	$239,200	$258,000	$274,600

(1)	Effective as of October 1, 2011. In addition, subject to achievement of certain Company performance goals, the Compensation Committee approved additional salary increases of $24,790, $2,625 and $12,109 for Mr. Katkin, Dr. Kaye and Ms. Ocampo, respectively.
(2)	Source: Radford, a division of AON, Executive Compensation Review of August 2011.

The target bonuses as a percentage of base salary for those officers for fiscal 2011 are set forth in the following table:

			Target Annual Incentive Bonus – Market Data(1)
Name	Title	Target Bonus (% of Base Salary)	25th Percentile	50th Percentile	75th Percentile
Keith A. Katkin	President and Chief Executive Officer	50%	50%	55%	60%
Randall E. Kaye, M.D.	Senior Vice President and Chief Medical Officer	40%	30%	35%	40%
Christine G. Ocampo	Vice President, Finance	30%	30%	30%	35%

(1)	Source: Radford, a division of AON, Executive Compensation Review of August 2011.

Item 8.01.	Other Events.

On November 10, 2011, the Compensation Committee recommended, and the Board of Directors approved, an increase in the number of shares reserved for issuance under the Company’s 2005 Equity Incentive Plan (the “Plan”) pursuant to the Plan’s evergreen provision. Under the Plan, the Board of Directors approved an increase of 325,000 shares for fiscal 2012.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2011	Avanir Pharmaceuticals, Inc.

	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Vice President, Finance